23        Consent of Independent Auditors

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


We consent to the inclusion in this General Form for Registration of Securities of Small Business Issuers Under Section 12(B) or 12 (G) of the Securities Exchange Act of 1934 Form 10-SB of our report dated March 8, 2000 on our audit of the consolidated financial statements and schedules of Enova Holdings, Inc. and its subsidiaries for the year ended December 31, 1999.


/s/  WEINBERG & COMPANY, P.A.

Boca Raton, Florida
March 23, 2000